EXHIBIT 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2012 FIRST QUARTER RESULTS

BRIDGETON, MO – April 30, 2012 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2012 of $2.3 million, or $0.28 per share, versus a net loss of $1.3 million, or $0.16 per share, in the first quarter of 2011.  Loss from continuing operations was $2.3 million in the first quarter of 2012 compared to $2.2 million in the first quarter of 2011.  Operating loss was $2.2 million, or 7.9% of net sales, in the first quarter of 2012, compared to $1.8 million, or 6.3% of net sales, for the same period in 2011.

Financial highlights for the first quarter of 2012, as compared to the same period in the prior year, included:

●
Net sales in the first quarter of 2012 were $27.7 million, a decrease of $1.0 million, or 3.4%, compared to the same period in 2011.  The majority of the decrease was a result of volume shortfall in our Continental and Glit business units.

●
Gross margin was 9.3% in the first quarter of 2012, an increase from 7.3% in the first quarter of 2011.  Gross margin was primarily a result of continued efficiencies being achieved from the relocation of our Wilen facility from Atlanta, Georgia to Bridgeton, Missouri in 2010.

●
Selling, general and administrative expenses were $0.8 million higher in the first quarter of 2012 than in the first quarter of 2011.  The increase was a result of the increase in stock compensation expense related to outstanding stock appreciation rights and the reversal of prior years’ compensation expense as a result of cancelled unvested stock options during the three months ended April 1, 2011.

Operations used $2.6 million of free cash flow in the first quarter of 2012 compared to $1.4 million during the same period a year ago.  The variance was primarily a result of cash used by accounts payable as we worked to improve payment history with our vendors.  Free cash flow, a non-GAAP financial measure, is discussed further below.

Debt at March 30, 2012 was $17.4 million (63% of total capitalization), versus $14.4 million (53% of total capitalization) at December 31, 2011.

"Despite rising material cost and a sluggish economy we were able to improve our gross margins through operational efficiencies," said David J. Feldman President & Chief Executive Officer of Katy Industries. "We continue to focus on additional operational improvements that will move us towards profitability as the economy improves."

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free Cash Flow is defined by Katy as cash flow from operating activities less capital expenditures. A reconciliation of this non-GAAP measure to a comparable GAAP measure is provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2011. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS AND COMPREHENSIVE LOSS- UNAUDITED
(In thousands, except per share data)
	Three Months Ended
	March 30,	April 1,
	2012	2011

Net sales	$27,670	$28,639
Cost of goods sold	25,109	26,549
Gross profit	2,561	2,090
Selling, general and administrative expenses	4,752	3,976
Gain on sale or disposal of assets	-	(75)
Operating loss	(2,191)	(1,811)
Interest expense	(191)	(374)
Other, net	115	(35)
Loss from continuing operations before income tax benefit (expense)	(2,267)	(2,220)
Income tax benefit (expense) from continuing operations	7	(9)
Loss from continuing operations	(2,260)	(2,229)
Income from operations of discontinued business (net of tax)	-	976
Net loss	$(2,260)	$(1,253)

Net loss	$(2,260)	$(1,253)
Other comprehensive income
Foreign currency translation	48	118
Total comprehensive loss	$(2,212)	$(1,135)

Net (loss) income per share of common stock - Basic and Diluted
Loss from continuing operations	$(0.28)	$(0.28)
Discontinued operations	-	0.12
Net loss	$(0.28)	$(0.16)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951

Other Information:

LIFO adjustment expense	$121	$6

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)
	March 30,	December 31,
Assets	2012	2011
Current assets:
Cash	$618	$730
Accounts receivable, net	12,922	11,759
Inventories, net	17,071	17,262
Other current assets	4,115	4,086
Total current assets	34,726	33,837

Other assets:
Goodwill	665	665
Intangibles, net	2,350	2,478
Other	1,774	2,032
Total other assets	4,789	5,175

Property and equipment	96,991	96,363
Less: accumulated depreciation	(78,646)	(77,562)
Property and equipment, net	18,345	18,801

Total assets	$57,860	$57,813

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,675	$8,928
Book overdraft	426	946
Accrued expenses	10,072	10,018
Payable to related party	1,875	1,750
Deferred revenue	688	688
Revolving credit agreement	17,376	14,359
Total current liabilities	39,112	36,689

Deferred revenue	2,443	2,605
Other liabilities	5,902	5,904
Total liabilities	47,457	45,198

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,110	27,110
Accumulated other comprehensive loss	(2,313)	(2,361)
Accumulated deficit	(111,035)	(108,775)
Treasury stock	(21,437)	(21,437)
Total stockholders' equity	10,403	12,615

Total liabilities and stockholders' equity	$57,860	$57,813

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended
	March 30,	April 1,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,260)	$(1,253)
Income from discontinued operations	-	(976)
Loss from continuing operations	(2,260)	(2,229)
Depreciation and amortization	1,129	1,265
Amortization of debt issuance costs	40	75
Stock-based compensation	113	(491)
Gain on sale or disposal of assets	-	(75)
	(978)	(1,455)
Changes in operating assets and liabilities:
Accounts receivable	(1,141)	(1,505)
Inventories	237	(382)
Other assets	201	102
Accounts payable	(567)	551
Accrued expenses	44	286
Payable to related party	125	875
Deferred revenue	(162)	-
Other	(118)	258
	(1,381)	185

Net cash used in continuing operations	(2,359)	(1,270)
Net cash provided by discontinued operations	-	1,105
Net cash used in operating activities	(2,359)	(165)

Cash flows from investing activities:
Capital expenditures	(259)	(100)
Proceeds from sale of assets	-	2

Net cash used in investing activities	(259)	(98)

Cash flows from financing activities:
Net borrowings	2,994	269
Decrease in book overdraft	(520)	(372)
Repayments of term loans	-	(400)
Direct costs associated with debt facilities	-	(144)

Net cash provided (used in) by financing activities	2,474	(647)

Effect of exchange rate changes on cash	32	81
Net decrease in cash	(112)	(829)
Cash, beginning of period	730	1,319
Cash, end of period	$618	$490

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(2,359)	$(1,270)
Capital expenditures	(259)	(100)
Free cash flow	$(2,618)	$(1,370)